                                                               EXHIBIT 4.10

                                                             EXECUTION COPY

____________________________________________________________________________
____________________________________________________________________________


                              GMH HOLDINGS, INC.


                       COMMON STOCK PURCHASE WARRANT


                        Expiring December 21, 2002


     This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. This Warrant and such shares are also subject to certain restrictions on transferability imposed by a certain Stockholders' Agreement, a copy of which is on file at the offices of the Company.


___________________________________________________________________________
___________________________________________________________________________

                              TABLE OF CONTENTS




1.   Exercise of Warrant . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1. Manner of Exercise . . . . . . . . . . . . . . . . . . . . . .  1
     1.2. When Exercise Deemed Effected. . . . . . . . . . . . . . . . .  2
     1.3. Delivery of Stock Certificates, etc. . . . . . . . . . . . . .  2
     1.4. Company to Reaffirm Obligations. . . . . . . . . . . . . . . .  2
     1.5. Payment by Application of the Notes. . . . . . . . . . . . . .  3

2.   Adjustments; Dividends. . . . . . . . . . . . . . . . . . . . . . .  3
     2.1. Number of Shares; Warrant Price. . . . . . . . . . . . . . . .  3
     2.2. Adjustment of Warrant Price; Payment of Regular
          Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          2.2.1.  Issuance of Additional Shares of Common
                  Stock. . . . . . . . . . . . . . . . . . . . . . . . .  4
          2.2.2.  Dividends and Distributions. . . . . . . . . . . . . .  4
     2.3. Treatment of Options and Convertible Securities. . . . . . . .  4
     2.4. Treatment of Stock Dividends, Stock Splits, etc. . . . . . . .  7
     2.5. Computation of Consideration . . . . . . . . . . . . . . . . .  7
     2.6. Adjustments for Combinations, etc. . . . . . . . . . . . . . .  9
     2.7. Dilution in Case of Other Securities . . . . . . . . . . . . .  9
     2.8. Minimum Adjustment of Warrant Price. . . . . . . . . . . . . .  9

3.   Consolidation, Merger, Sale of Assets,
     Reorganization, etc . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.1. General Provisions . . . . . . . . . . . . . . . . . . . . . . 10
     3.2. Assumption of Obligations. . . . . . . . . . . . . . . . . . . 11

4.   Other Dilutive Events . . . . . . . . . . . . . . . . . . . . . . . 12

5.   No Dilution or Impairment . . . . . . . . . . . . . . . . . . . . . 12

6.   Accountants' Report as to Adjustments . . . . . . . . . . . . . . . 13

7.   Notices of Corporate Action . . . . . . . . . . . . . . . . . . . . 13

8.   Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . . . 14
     8.1. Restrictive Legends. . . . . . . . . . . . . . . . . . . . . . 14
     8.2. Notice of Proposed Transfer; Opinions of Counsel . . . . . . . 15
     8.3. Termination of Restrictions. . . . . . . . . . . . . . . . . . 16

9.   Registration under Securities Act . . . . . . . . . . . . . . . . . 16

10.  Financial Information . . . . . . . . . . . . . . . . . . . . . . . 16
     10.1.  Financial Statements . . . . . . . . . . . . . . . . . . . . 16
     10.2.  Availability of Information. . . . . . . . . . . . . . . . . 18

11.  Reservation of Stock, etc . . . . . . . . . . . . . . . . . . . . . 18

12.  Ownership, Transfer and Substitution of Warrants. . . . . . . . . . 18
     12.1.  Ownership of Warrants. . . . . . . . . . . . . . . . . . . . 18
     12.2.  Transfer and Exchange of Warrants. . . . . . . . . . . . . . 18
     12.3.  Replacement of Warrants. . . . . . . . . . . . . . . . . . . 19

13.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

14.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

15.  No Rights or Liabilities as Stockholder . . . . . . . . . . . . . . 25

16.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

17.  Expiration; Notice. . . . . . . . . . . . . . . . . . . . . . . . . 25

18.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                       Common Stock Purchase Warrant
                       Expiring December 21, 2002


                                                       New York, New York
                                                        December 21, 1995


PPN# 36189# 11 1
No. W-1


          GMH HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES or registered assigns, is entitled to purchase from the Company 350,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), which may be either Class B
Common Stock or (at the election of the holder of this Warrant if such holder is an Eligible Holder) Class A Common Stock or (in the case of an Eligible Holder) any combination thereof, at the purchase price per share of $.01, at any time or from time to time prior to 3:00 P.M., New York City time, on December 21,
2002, all subject to the terms, conditions and adjustments set forth below in this Warrant.

          This Warrant is one of the Common Stock Purchase Warrants (the "Warrants", such term to include all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by General Manufactured Housing, Inc., a wholly-owned subsidiary of the Company, of $17,243,295 aggregate principal amount of its Senior Subordinated Notes due 2002 (together with all notes issued in substitution therefor, the "Notes"), pursuant to the Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of December 21, 1995, between the Company and the institutional investor named therein (the "Purchaser"). The Warrants originally so issued evidence rights to purchase an aggregate of 350,000 shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in section 13.

          1. Exercise of Warrant. 1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof), setting forth such holder's election to receive Class A Common Stock or Class B Common Stock or a combination thereof, duly executed by such holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to this Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other

Securities) subject to such offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company or by application of Notes in the manner provided in section 1.5 (or by a combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) $.01, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4.

          1.2. When Exercise Deemed Effected. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable taxes other than transfer taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

          (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock or Class B Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

          1.4. Company to Reaffirm Obligations. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any shares of Common Stock (or Other Securities) issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other

Securities) issuable upon exercise of this Warrant pursuant to section 9) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.5. Payment by Application of the Notes. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by so specifying in the form of subscription submitted therewith as provided in section 1.1, to apply to the payment required by section 1.1 all or any part of the principal amount then unpaid and of the interest on such principal amount then accrued on any one or more Notes at the time held by such holder, in which case the Company will accept the aggregate amount of principal and accrued interest on such principal specified in such form of subscription in satisfaction of a like amount of such payment. In case less than the entire unpaid principal amount of any Note shall be so specified, the principal amount so specified shall be credited, as of the date of such exercise, against the installments of principal then remaining unpaid on such Note pro rata to all such remaining installments. Within ten days after receipt of any such notice, the Company will pay to the holder of the Notes submitting such form of subscription, in the manner provided in such Notes and the Purchase Agreement, all unpaid interest accrued to the date of exercise of such Warrant on the principal amount so specified in such form of subscription that is not applied to the payment required by section 1.1 under this section 1.5. In the event that the entire unpaid principal amount of any Note is applied to the payment required by section 1.1 under this section 1.5, such Note shall be promptly surrendered and cancelled in accordance with the Purchase Agreement.

          2. Adjustments; Dividends. 2.1. Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by a fraction of which (a) the numerator is $.01 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $.01 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

          2.2. Adjustment of Warrant Price; Payment of Regular Dividends. 2.2.1. Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after December 21, 1995 (the "Initial Date"), shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the Current Market Price in effect, in each case, on the date of and immediately prior to such issue or sale, then, and in each such case, subject to section 2.8, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price

(calculated to the nearest .0001 of a cent) determined by multiplying such Warrant Price by a fraction,

          (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and

          (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this section 2.2.1 (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

          2.2.2. Dividends and Distributions. In case the Company at any time or from time to time after the Initial Date shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on any Common Stock, other than a dividend payable in Additional Shares of Common Stock or in Options for Common Stock, then, and in each such case, the holder of this Warrant shall be entitled to receive the amount in cash or other property to which such holder would actually have been entitled as a shareholder upon the payment thereof by the Company if such holder had exercised this Warrant immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend.

          2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the Initial Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be issued for purposes of section 2.1 as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the Current Market Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

          (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

               (x) in the case of options for Common Stock or of Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (i) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (B) the consideration actually received by the Company upon such exercise, minus (C) the consideration paid by the Company for any purchase of such Options which were not exercised, or (ii) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (B) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus (C) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised, and

               (y)  in the case of Options for Convertible
          Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (i) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (iii) the consideration paid by the Company for any purchase of such Options which were not exercised;

          (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such options or Convertible Securities; and

          (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

          In case at any time after the Initial Date the Company shall be required to increase the number of Additional Shares of Common Stock subject to any Option or into which any Convertible Securities (other than the Warrants) are convertible or exchangeable pursuant to the operation of anti-dilution provisions applicable thereto, such Additional Shares shall be deemed to be issued for purposes of section 2.1 as of the time of such increase.

          2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Initial Date shall declare or pay any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

          2.5. Computation of Consideration. For the purposes of this section 2:

          (a) The consideration for the issue or sale of any Additional Shares of Common Stock or for the issue, sale, grant or assumption of any Options or Convertible
     Securities, irrespective of the accounting treatment of such consideration, shall

               (x) insofar as it consists of cash, be an amount equal to the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale,

               (y)  insofar as it consists of consideration
          (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, without deducting any expenses paid or incurred by the Company for any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

               (z) in case Additional Shares of Common Stock are issued or sold or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, be the proportion of such consideration so received, computed as provided in subdivisions (x) and (y) above, allocable to such Additional Shares of Common Stock or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Company.

          (b) All Options issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company and all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassi-fication or otherwise than by payment of a dividend in Common Stock) shall be deemed to have been issued without consideration (unless, in the case of Options issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, the portion of the consideration allocated to the Options is specifically stated under the terms of such transaction).

          (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

               (x)  the total amount, if any, received and
          receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing sub-division (a), by

               (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (d) Additional Shares of Common Stock issued or deemed to have been issued pursuant to the operation of anti-dilution provisions applicable to Convertible Securities (other than the Warrants), Options or other securities of the Company (either as a result of the adjustments provided for by the Warrants or otherwise) shall be deemed to have been issued without consideration.

          2.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          2.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

          2.8. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this section 2 would be less than one percent of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent of such Warrant Price; provided that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest one one-hundredth of a cent.

          3.   Consolidation, Merger, Sale of Assets,
Reorganization, etc. 3.1. General Provisions. In case the Company, after the Initial Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock or Other Securities shall be changed into or exchanged for cash, stock or other securities of any other Person or any other property, or (c) shall transfer all or substantially all of its properties and assets to any other Person, or (d) shall effect a capital reorganization or reclassification of Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in section 2.2.1 or 2.2.2), then, and in the case of each such transaction, the Company shall give written notice thereof to each holder of any Warrant not less than 30 days prior to the consummation thereof and proper provision shall be made so that, upon the basis and the terms and in the manner provided in this section 3, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive, at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock (or other Securities) issuable upon such exercise immediately prior to such consummation, in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation, either of the following, as such holder shall elect by written notice to the Company on or before the date immediately preceding the date of the consumma-tion of such transaction (and, in the absence of such notice, the provisions of subdivision (y) below shall be deemed to have been elected by such holder):

          (x) the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such purchase, tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, and if the holder of this Warrant so designates in such notice given to the Company, the holder of this Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3; or

          (y) the number of shares of Voting Common Stock (or equivalent equity interests) of the Acquiring Person or, if the Acquiring Person fails to meet, but its Parent meets, the requirements set forth in the proviso below, of its Parent, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, determined by dividing (x) the product obtained by multiplying (A) the number of shares of Common Stock (or Other Securities) to which the holder of this Warrant would have been entitled had such holder exercised this Warrant immediately prior to the consummation of such transaction, times (B) the greater of the Acquisition Price and the Warrant Price in effect on the date immediately preceding the date of such consummation, by (y) the Current Market Price per share of the Voting Common Stock (or equivalent equity interests) of the Acquiring Person or its Parent, as the case may be, on the date immediately preceding the date of such consummation.

          3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in subdivisions (a) through (d) of section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the

Company under this Warrant) and (b) the obligation to deliver to such holder such cash, stock or other securities or other property as, in accordance with the foregoing provisions of this section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of section 2 and this section 3) shall be applicable to the cash, stock or other securities or other property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this section 3 or in section 7 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

          4. Other Dilutive Events. In case any event shall occur as to which the provisions of section 2 or section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

          5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities (other than the shares of Common Stock and Preferred Stock issued on the date of the Closing under the Purchase Agreement and any securities issued upon conversion or exchange thereof) or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise and, (d) will not issue any capital stock of any class which has the right to more than one vote per share or which is preferred as to dividends or as to the dis-tribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless such stock is sold for a cash consideration at least equal to the amount of its preference upon voluntary or involuntary dissolution, liquidation or winding-up and the rights of the holders thereof shall be limited to a fixed percentage (not exceeding 15%) of such cash consideration in respect of participation in dividends.

          6. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

          7.   Notices of Corporate Action.  In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (x), and at least 90 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (y).

          8. Restrictions on Transfer. 8.1. Restrictive Legends. Except as otherwise permitted by this section 8, each Warrant originally issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to section 12 shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. This Warrant and such shares are also subject to certain restrictions on transferability imposed by a certain Stockholders' Agreement, a copy of which is on file at the offices of the Company."

Except as otherwise permitted by this section 8, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares are also subject to certain restrictions on transferability imposed by Common Stock Purchase Warrants expiring December 21, 2002 and by a certain Stockholders' Agreement, copies of which are on file at the offices of the Company."

          8.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144 or any comparable rule under such Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 8.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and
(b) shall designate counsel for the holder giving such notice (who may be internal counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

          (x) If in the opinion of each such counsel the proposed transfer may be effected without registration, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in section 8.1 unless, in the opinion of each such counsel, such legend is no longer required to insure compliance with the Securities Act. If for any reason counsel for the Company shall fail to deliver to the Company an opinion upon such matters, or the Company shall fail to notify such holder thereof, within 15 days after counsel for such holder shall have delivered its opinion upon such matters to such holder (with a copy to the Company), then for all purposes of such Restricted Securities the opinion for the Company shall be deemed to be the same as the opinion of counsel for such holder.

          (y) If the opinion of either or both such counsel is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Restricted Securities (other than in a transfer pursuant to Rule 144 or any comparable rule under the Securities Act) until the conditions specified in subdivision (x) above shall be satisfied or until registration of such Restricted Securities under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this section 8.2, the holder of any Restricted Securities shall be permitted to transfer any such Restricted Securities pursuant to Rule 144A under the Securities Act, provided that each transferee agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this section 8.2. The Company and the holder of Restricted Securities will pay the fees and disbursements of their respective counsel in connection with all opinions rendered by them pursuant to this section 8.2 and pursuant to section 8.3.

          8.3. Termination of Restrictions. The restrictions imposed by this section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restric-tions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a person who has not been an affiliate of the Company for at least three months, for a period of at least three years, all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five days, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in section 8.1 hereof.

          9.   Registration under Securities Act.  The holders of
Registrable Securities shall have the rights with respect to the registration of Registrable Securities set forth in Exhibit B
(Registration Rights) of the Stockholders' Agreement.

          10.  Financial Information.  10.1.  Financial
Statements. Until the occurrence of an IPO, the Company will deliver to each holder of Registrable Securities:

          (a) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly, in accordance with generally accepted accounting principles (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

          (b) within 90 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in compara-tive form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen LLP or other independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Requisite Holders, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (c) in addition to the financial statements required by subdivisions (a) and (b) of this section 10.1, within 30 days after the end of each month, consolidated balance sheets of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such month and (in the case of the second through twelfth month of the fiscal year) for the period from the beginning of the current fiscal year to the end of such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly, in accordance with generally accepted accounting principles (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments; and

          (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Company or any Subsidiary with any securities exchange or with the Commission, and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company or its Subsidiaries.

          10.2. Availability of Information. The Company will cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

          11. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof.

          12.  Ownership, Transfer and Substitution of Warrants.
12.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to section 8 a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

          12.2. Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with section 8, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          12.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Acquiring Person: the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of substantially all of the properties and assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

          Acquisition Price: as applied to the Common Stock, with respect to any transaction to which section 3 applies, (a) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the date of consummation of such transaction: (x) the Market Price of the Common Stock and (y) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would have been entitled as a shareholder to receive upon such consummation if such holder had exercised this Warrant immediately prior thereto, or (b) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the foregoing subdivision (a) and (ii) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock: (A) the

Market Price of the Common Stock and (B) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would be entitled as a shareholder to receive pursuant to such offer if such holder had exercised this Warrant immediately prior to the expiration of such offer and accepted the same.

          Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the Initial Date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued upon the exercise of Warrants, (b) shares of Common Stock issued upon the exercise of shares of the Series B Preferred Stock issued on the Initial Date, (c) the shares of Common Stock issued upon the conversion of the Series B Convertible Preferred Stock, par value $.001 per share, of the Company and (d) the shares of Common Stock and Preferred Stock issued on the date of the Closing under the Purchase Agreement and any securities issued upon conversion or exchange thereof.

          Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such system is open for trading, and provided, further, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

          Class A Common Stock: the Company's Class A Common Stock, par value $.001 per share, as constituted on the date hereof and any stock into which such Class A Common Stock shall have been changed or any stock resulting from any reclassi-fication of such Class A Common Stock.

          Class B Common Stock: the Company's Class B Common Stock, par value $.001 per share, as constituted on the date hereof and any stock into which such Class B Common Stock shall have been changed or any stock resulting from any reclassi-fication of such Class B Common Stock.

          Class C Common Stock: the Company's Class C Common Stock, par value $.001 per share, as constituted on the date hereof and any stock into which such Class C Common Stock shall have been changed or any stock resulting from any reclassi-fication of such Class C Common Stock.

          Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities
Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Common Stock: the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and all other stock of any class or classes (however designated) of the Company (other than the Warrants) the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          Company: GMH Holdings, Inc., a Delaware corporation.

          Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          Current Market Price: on any date specified herein, (a) with respect to Common Stock or to Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, (x) the average daily Market Price during the period of the most recent 20 consecutive Business Days ending on such date, or (y) if shares of Common Stock or such Voting Common Stock (or equivalent equity interests), as the case may be, are not then listed or admitted to trading on any national securities exchange and if the closing bid and asked prices thereof are not then quoted or published in the over-the-counter market, the Market Price on such date; and (b) with respect to any other securities, the Market Price on such date.

          Eligible Holder: a holder of this Warrant that is not The Equitable Life Assurance Society of the United States or an insurance company affiliate thereof.

          Exchange Act: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the commission thereunder, all as the same shall be in effect at the time of determination.

          Fair Value: with respect to any securities or other property, the fair value thereof as of a date which is within 15 days after the date as of which the determination is to be made
(a) determined by an agreement between the Company and the Requisite Holders or (b) if the Company and the Requisite Holders fail to agree, determined jointly by a nationally recognized independent investment banking or a nationally recognized securities valuation firm retained by the Company and by a nationally recognized independent investment banking or a nationally recognized securities valuation firm retained by the Requisite Holders, either of which firms may be an independent investment banking or securities valuation firm regularly retained by the Company or any such holder or (c) if the Company or such holders shall fail so to retain an independent investment banking or securities valuation firm within ten Business Days after the retention of such firm by such holders or the Company, as the case may be, determined solely by the firm so retained or
(d) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days after the retention of the last firm so retained, determined by another nationally recognized independent investment banking or nationally recognized securities valuation firm which is not a regular investment banking or securities valuation firm of the Company or any such holder chosen by the first two such firms.

          Initial Date: the meaning specified in section 2.2.

          Market Price: on any date specified herein, (a) with respect to Common Stock, or with respect to Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, the amount per share equal to (x) the last sale price of shares of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (y) if no shares of such security are then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASDAQ system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, or (z) if no shares of such security are then listed or admitted to trading on any national exchange or designated as a national market system security and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by agreement between the Company and the Requisite Holders, or if the Company and the Requisite Holders fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the Fair Value thereof; and (b) with respect to any other securities, the Fair Value thereof.

          NASD: the National Association of Securities Dealers.

          NASDAQ: the Automated Quotation System of the NASD.

          Notes: the meaning specified in the opening paragraphs of this Warrant.

          Options: rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common
Stock or Convertible Securities.

          Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

          Parent: as to any Acquiring Person, any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in its consolidated financial statements under generally accepted accounting principles and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

          Person: an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Public Offering: any offering of Common Stock or Other Securities, or any securities issued or issuable with respect to any Common Stock or Other Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case to the public pursuant to an effective registration statement under the Securities Act.

          Purchase Agreement: the meaning specified in the opening paragraphs of this Warrant.

          Purchaser: the meaning specified in the opening paragraphs of this Warrant.

          Registrable Securities: (a) the Warrants, (b) any shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrants and (c) any securities issued or issuable with respect to any Common Stock or Other Securities referred to in subdivision (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitali-zation, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been sold as permitted under Rule 144 (or any successor provision) under the Securities Act, or (z) they shall have ceased to be outstanding.

          Requisite Holders: the holders of more than 50% of (a) the Warrants at the time outstanding determined on the basis of the number of shares of Common Stock or Other Securities deliverable upon exercise thereof and (b) as to any Warrants that shall have been exercised, the number of shares of Common Stock or Other Securities outstanding after giving effect to such exercise; voting as a single class.

          Restricted Securities: (a) any Warrants bearing the applicable legend set forth in section 8.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are required to be evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be required to be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

          Securities Act: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of determination.

          Series B Preferred Stock:  the Series B Convertible
Preferred Stock, par value $.001 per share, of the Company.

          Stockholders' Agreement: the Stockholders' Agreement, dated as of December 21, 1995, among the Company and the Stockholders signatory thereof.

          Subsidiary: any corporation, association or other business entity a majority (by number of votes) of the Voting Common Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          Transfer: unless the context otherwise requires, any sale, assignment, transfer, pledge, hypothecation, mortgage, charge, lien, encumbrance gift, bequest, transmission or other disposition of any security, provided that the encumbrances contemplated by, and transfers of securities pursuant to the terms and provisions of, the Stockholders' Agreement shall not be deemed to be "transfers".

          Voting Common Stock: with respect to any corporation, association or other business entity, stock of any class or classes (or equivalent interest), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business entity, even if the right so to vote has been suspended by the happening of such a contingency.

          Warrant Price: the meaning specified in section 2.1.

          Warrants: the meaning specified in the opening paragraphs of this Warrant.

          14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          15. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          16. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed
(a) if to any holder of any Warrant or any holder of any Common Stock (or Other Securities), at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Financial Officer at its principal office, provided that the exercise of any Warrant shall be effected in the manner provided in section 1.

          17. Expiration; Notice. The right to exercise this Warrant shall expire at 3:00 P.M., New York City time, December
21, 2002.

          18. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in this Warrant other than those applicable solely to the Warrants and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock (or Other Securities) issued upon the exercise of Warrants, whether so expressed or not. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.


                                             GMH HOLDINGS, INC.


                                             By:/s/ Gary M. Brost
                                                Title:  President

                            FORM OF SUBSCRIPTION


     (To be executed only upon exercise of Warrant)



To _________________

          The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________ shares of Class A Common Stock and __________ shares of Class B Common Stock of GMH HOLDINGS, INC., a Delaware corporation, and herewith makes payment of $_________ therefor [by application pursuant to section 1.5 of such Warrant of $________ aggregate principal amount of Notes (as defined in such Warrant) plus $ _______ accrued interest thereon], and requests that the certificates for such shares be issued in the name of, and delivered to ______________, whose address is ______________.

Dated: ________________






                         (Signature must conform in all respects
                         to name of holder as specified on the
                         face of this Warrant)

                         [insert address]

                             FORM OF ASSIGNMENT


     (To be executed only upon transfer of Warrant)

          For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________ the right represented by such Warrant to purchase __________ shares of Common Stock of GMH HOLDINGS, INC., a Delaware corporation, to which such Warrant relates, and appoints ______________ Attorney to make such transfer on the books of __________ maintained for such purpose, with full power of substitution in the premises.

Dated: ________________





                         (Signature must conform in all respects
                         to name of holder as specified on the
                         face of this Warrant)

                         [insert address]



Signed in the presence of: